SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : February 13, 2002 (February 7, 2002)

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	046268599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA (Address of principal executive offices)		46204 (Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events

                On February 7, 2002, the Registrant issued a press release containing information on earnings for the quarter ended December 31, 2001 and other matters.  A copy of the press release is included as an exhibit to this filing.

                On February 7, 2002, the Registrant held a conference call to discuss earnings for the quarter ended December 31, 2001 and other matters.  A transcript of this conference call is included as an exhibit to this filing.

On February 13, 2002, the Registrant made available additional ownership and operation information concerning the Registrant, SPG Realty Consultants, Inc. (the Registrant’s paired-share affiliate), Simon Property Group, L.P., and properties owned or managed as of December 31, 2001, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing.  The Supplemental Information package is available upon request as specified therein.

Item 7.  Financial Statements and Exhibits

                Financial Statements:

                                None

                Exhibits:

Exhibit No.	Description	Page Number in This Filing

99.1	Supplemental Information as of December 31, 2001	5

99.2	Earnings Release for the quarter ended December 31, 2001	30

99.3	Teleconference Text for the quarter ended December 31, 2001	37

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 13, 2002

SIMON PROPERTY GROUP, INC.

	By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett, Executive Vice President and Chief Financial Officer

SIMON PROPERTY GROUP

Table of Contents

As of December 31, 2001

Description		Page

Exhibit 99.1

Supplemental Information

	Overview	5

	Ownership Structure	6-8

	Reconciliation of Income to Funds from Operations (“FFO”)	9

	Selected Financial Information	10-11

	Portfolio GLA, Occupancy & Rent Data	12

	Rent Information	13

	Lease Expirations	14-15

	Debt Amortization and Maturities by Year	16

	Summary of Indebtedness	17

	Summary of Indebtedness by Maturity	18-24

	Summary of Variable Rate Debt and Interest Rate
	Protection Agreements	25-26

	New Development Activities	27

	Significant Renovation/Expansion Activities	28

	Capital Expenditures	29

Exhibit 99.2	Press Release	30-36

Exhibit 99.3	Teleconference Text — February 7, 2002	37-42